UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-6021257
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

445 South Street
Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)
Covanta Holding Corporation 2014 Equity Award Plan
(Full title of plan)
Anthony J. Orlando
President and Chief Executive Officer
Covanta Holding Corporation
445 South Street
Morristown, New Jersey 07960
(Name and address of agent for service)
(862) 345-5000
(Telephone number, including area code, of agent for service)
with copies to:
Timothy J. Simpson, Esq.
Executive Vice President,
General Counsel and Secretary
Covanta Holding Corporation
445 South Street
Morristown, New Jersey 07960
(862) 345-5000
David S. Stone, Esq.
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
__________________________
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock (par value $.10 per share)	6,000,000	$18.47	$110,820,000	$14,273.62

(1)
Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)	Pursuant to Rule 429 of the Securities Act of 1933, the prospectus that is a part of this Registration Statement also relates to (i) the Registration Statement on Form S-8 (Registration No. 333-150705) as filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2008, which registers 6,300,000 shares of common stock, (ii) the Registration Statement on Form S-8 (Registration No. 333-130046) as filed with the SEC on December 1, 2005, which registers 2,000,000 shares of common stock, and (iii) the Registration Statement on Form S-8 (Registration No. 333-119609) as filed with the SEC on October 7, 2004, which registers 4,400,000 shares of common stock (collectively, the “Former Plan Shares”).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 2, 2014.

(4)
Fees for the registration of the Former Plan Shares have previously been paid in connection with the Registration Statement on Form S-8 (Registration No. 333-150705), the Registration Statement on Form S-8 (Registration No. 333-130046), and the Registration Statement on Form S-8 (Registration No. 333-119609).

TABLE OF CONTENTS

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
Covanta Holding Corporation 2014 Equity Award Plan
Opinion of Neal, Gerber & Eisenberg LLP
Consent of Independent Registered Public Accounting Firm

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed by Covanta Holding Corporation (the “Company”) to register the shares of the common stock, par value $.10 per share (the “Common Stock”), of the Company available for issuance under the Covanta Holding Corporation 2014 Equity Award Plan (the “Plan”), which was approved by the Company’s stockholders at the Annual Meeting of Stockholders on May 8, 2014. The Plan had been previously adopted by the Company’s Board of Directors, subject to stockholder approval. The Plan provides for incentive compensation to non-employee directors, officers and employees of the Company, and consolidates into a single plan two previously existing equity compensation plans: the Company’s Equity Award Plan for Employees and Officers (the “Former Employee Plan”) and the Company’s Equity Award Plan for Directors (the “Former Director Plan,” and together with the Former Employee Plan, the “Former Plans”). As of the May 8, 2014 effective date of the Plan, no further grants may be made under the Former Plans and shares that were available for issuance under the Former Plans and any awards under the Former Plans or the Plan that expire or are terminated for any reason without having been exercised in full, or are forfeited or settled in cash, will be available for issuance (in addition to newly authorized shares) under the Plan. On the effective date, a total of 7,016,404 shares became available for delivery under Plan, including (a) 6,000,000 new shares of Common Stock authorized for issuance under the Plan, (b) 921,182 shares of Common Stock that were available for issuance under the Former Employee Plan, and (c) 95,222 shares of Common Stock that were available for issuance under the Former Director Plan. Accordingly, the prospectus contained in this Registration Statement is a combined prospectus pursuant to Rule 429, and relates to shares under the Former Plans previously registered under Registration Statement Nos. 333-150705, 333-130046, and 333-119609 that become available for awards under the Plan in accordance with its terms.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.
The following documents, which have been filed by the Company, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and are made a part hereof:
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 18, 2014.
(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on April 23, 2014.
(c) Current Reports on Form 8-K filed on February 20, 2014, February 21, 2014, February 27, 2014, March 6, 2014 and March 24, 2014.
(d) The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A/A, filed on November 17, 2006.
In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Under Section 145 of Delaware General Corporation Law (the “DGCL”), a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person’s service as a director or officer of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.
As permitted by Section 145 of DGCL, the restated certificate of incorporation and bylaws of the Company authorize it to indemnify any officer, director and employee of the Company against amounts paid or expenses incurred in connection with any action, suit or proceeding (other than any such action by or in the right of the corporation) to which such person is threatened to be made a party as a result of such positions if the Board of Directors or stockholders or independent legal counsel to the Company, in a written opinion, determine that indemnification is proper.
The Company has entered into indemnification agreements with its directors and executive officers and certain other of its officers, including of its subsidiaries. Each indemnification agreement generally provides that, subject to certain conditions, limitations and exceptions:

1)
the Company will indemnify and hold harmless the indemnitee to the fullest extent permitted by the DGCL from expenses and liabilities incurred by the indemnitee in connection with third party and derivative legal actions brought against the indemnitee as a result of his or her service to the Company;

2)	the Company is required to advance all covered expenses incurred by the indemnitee in a proceeding covered by the indemnification agreement; and

3)
to the extent indemnification is not available in any proceeding in which the indemnitee is jointly liable with the Company, there is a right of contribution from the Company based on the relative benefits received by the indemnitee and the Company with respect to the transaction from which the proceeding arose.

Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.

4.1	Covanta Holding Corporation 2014 Equity Award Plan.
5.1	Opinion of Neal, Gerber & Eisenberg LLP.
23.1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated May 8, 2014, by Ernst & Young LLP.
23.2	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

Item 9. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on May 8, 2014.

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ ANTHONY J. ORLANDO
Anthony J. Orlando
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on May 8, 2014, by the following persons in the capacities indicated:

Signature	Title

/s/ Samuel Zell	Chairman of the Board

Samuel Zell

/s/ Anthony J. Orlando	President and Chief Executive Officer and Director

Anthony J. Orlando	(Principal Executive Officer)

/s/ Bradford J. Helgeson	Executive Vice President and Chief Financial Officer

Bradford J. Helgeson	(Principal Financial Officer)

/s/ Thomas E. Bucks	Senior Vice President and Chief Accounting Officer

Thomas E. Bucks	(Principal Accounting Officer)

/s/ David M. Barse	Director

David M. Barse

/s/ Ronald J. Broglio	Director

Ronald J. Broglio

Signature	Title

/s/ Peter C.B. Bynoe	Director

Peter C.B. Bynoe

/s/ Linda J. Fisher	Director

Linda J. Fisher

/s/ Joseph M. Holsten	Director

Joseph M. Holsten

/s/ William C. Pate	Director

William C. Pate

/s/ Robert S. Silberman	Director

Robert S. Silberman

/s/ Jean Smith	Director

Jean Smith

EXHIBIT INDEX

4.1	Covanta Holding Corporation 2014 Equity Award Plan.

5.1	Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated May 8, 2014, by Ernst & Young LLP.

23.2	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).